UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2010

ADVANCED LIFE SCIENCES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51436	30-0296543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1440 Davey Road Woodridge, Illinois	60517
(Address of principal executive offices)	(Zip Code)

(630) 739-6744

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Standby Equity Distribution Agreement with YA Global Master SPV Ltd.

On September 28, 2010, Advanced Life Sciences Holdings, Inc. (the “Company”) entered into a Standby Equity Distribution Agreement (the “Agreement”), with YA Global Master SPV Ltd. (“YA”), an affiliate of Yorkville Advisors, for the sale of up to $10 million of shares of the Company’s common stock over a two-year commitment period.

Under the terms of the Agreement, the Company may from time to time, in its discretion, sell newly-issued shares of its common stock to YA at a discount to market of 5%. The amount of each advance may not exceed the greater of $300,000 or the daily value traded of the Company’s common stock for the five consecutive trading days prior to the date that the Company requests the advance.  The Company is not obligated to utilize any of the $10 million available under the Agreement and there are no minimum commitments or minimum use penalties.

The Agreement does not impose any restrictions on the Company’s operating activities. During the term of the Agreement, YA is prohibited from engaging in any short selling transactions related to the Company’s common stock. Pursuant to the Agreement, the Company also agreed to file with the Securities and Exchange Commission a registration statement, the effectiveness of which is a condition precedent to the purchase and sale of any shares of common stock under the Agreement.  The number of shares included in the registration statement will be limited to one-third of our outstanding common stock held by non-affiliates, or approximately 54 million shares, which will also effectively limit the number of shares that the Company may issue under the Agreement.

Pursuant to the terms of the Agreement, the Company paid to YA a commitment fee of $100,000 by issuing 1,984,127 shares of the Company’s common stock.

Item 3.02.	Unregistered Sales of Equity Securities.

Issuance of Commitment Fee Shares Under the Agreement with YA

As noted in Item 1.01 above, in connection with the Company’s entry into the Agreement it paid to YA a commitment fee of $100,000 by issuing 1,984,127 shares of the Company’s common stock, which have not been registered under the Securities Act of 1933 (the “Securities Act”).

The shares of common stock issued in this private placement have not been registered under the Securities Act or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements. The Company relied on the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof and the rules and regulations promulgated thereunder. The private placement was made without general solicitation or advertising. The shares of common stock were offered and sold only to a purchaser that is an “accredited investor” as such term is defined in Rule 501 under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED LIFE SCIENCES HOLDINGS, INC.

Dated: September 29, 2010	By:	/s/ Michael T. Flavin
	Name:	Michael T. Flavin, Ph.D.
	Title:	Chairman and Chief Executive Officer